UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                        November 15, 2019

SEACOR Holdings Inc.

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(Exact name of registrant as specified in its charter)

Delaware	1-12289	13-3542736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 Eller Drive,P.O. Box 13038,Fort Lauderdale, Florida		33316
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(954) 523-2200

Not Applicable

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Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	CKH	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.     Other Events.

As described in the Current Report on Form 8-K filed by SEACOR Holdings Inc. (the “Company”) on August 8, 2019, the Company, through certain subsidiaries, became the sole owner of the SEA-Vista joint venture on August 2, 2019, acquiring the 49% interest therein that had been owned by ACP III Tankers, LLC (the “Seller”), an affiliate of Avista Capital Partners (“Avista”), for purchase consideration consisting of  (i) 1,500,000 shares of common stock, par value $0.01 per share, of the Company (the “Consideration Shares”), which shares were issued by the Company to the Seller in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”),  and (ii) $105,998,082 in cash paid by a subsidiary of the Company to the Seller. The Company has been advised that all of the Consideration Shares have been distributed by Avista to its partners pursuant to the Company’s effective registration statement on Form S-3 under the Securities Act (File No. 333-230111).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

By:	/s/ William C. Long
Name:	William C. Long
Title:	Executive Vice President
Chief Legal Officer & Corporate Secretary

Date:  November 15, 2019